EXHIBIT  23.1



The  World  Golf  League,  Inc.
963  Helmsley  Court
Lake  Mary,  Florida  32746

As the Registrant's former independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Registrant's ability to continue as a going concern, dated April 14, 2005 relating to the consolidated financial statements of The World Golf League, Inc. and to the reference to our Firm under the caption "Experts" appearing in this Registration Statement on Form S-8.

/s/  Ham,  Langston  &  Brezina  LLP
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Houston,  Texas
August  28,  2006


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